EXHIBIT 10.1


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                              ACQUISITION AGREEMENT


                                  BY AND AMONG


                                IMRGLOBAL CORP.,

                                IMR SUB AB CORP.,

                         FUSION SYSTEM JAPAN CO., LTD.,

                        MICHAEL J. ALFANT, BORIS UMYLNY,

                  RAYMOND F. RIBBLE, IAN L. CHUN, RAJIV TREHAN,

                     PIERRE GABOURY, HUW ROGERS, GARY HYMAN,

                 GREGORY TUCKER, KEVIN ENGLISH, ANDREW HOWELLS,

                   IAN GARDNER, TONY FUJII, STEPHEN F. SIEGEL,

               KEVIN G. WEBER, MARVIN A. WOLFTHAL AND MAMI ALFANT





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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS...............................  1
Section 1.1  DEFINITIONS.....................................................  1

                                   ARTICLE II
                                THE ACQUISITION..............................  7
Section 2.1   BASIC TRANSACTION..............................................  7
Section 2.2   CLOSING........................................................  7
Section 2.3   DELIVERIES AT THE CLOSING; EXCHANGE OF SHARES..................  7
Section 2.4   NO FURTHER OWNERSHIP RIGHTS IN FUSION STOCK....................  8
Section 2.5   TAXES..........................................................  8
Section 2.6   NO FRACTIONAL SHARES...........................................  8
Section 2.7   LOST, STOLEN OR DESTROYED CERTIFICATES.........................  8
Section 2.8   CERTAIN ADJUSTMENTS............................................  8
Section 2.9   PRIVATE PLACEMENT..............................................  8

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                         FUSION SHAREHOLDERS AND FUSION......................  9
Section 3.1   TITLE TO FUSION STOCK..........................................  9
Section 3.2   POWER AND AUTHORITY OF FUSION SHAREHOLDERS.....................  9
Section 3.3   ORGANIZATION...................................................  9
Section 3.4   CAPITALIZATION................................................. 10
Section 3.5   AUTHORITY...................................................... 10
Section 3.6   CONSENTS AND APPROVALS; NO VIOLATIONS.......................... 11
Section 3.7   ABSENCE OF CERTAIN CHANGES..................................... 11
Section 3.8   NO UNDISCLOSED LIABILITIES..................................... 11
Section 3.9   EMPLOYEE BENEFIT PLANS......................................... 12
Section 3.10  OTHER BENEFIT PLANS............................................ 13
Section 3.11  LITIGATION..................................................... 13
Section 3.12  COMPLIANCE WITH APPLICABLE LAW................................. 14
Section 3.13  BOARD ACTION................................................... 14
Section 3.14  ACCOUNTING MATTERS............................................. 14
Section 3.15  TAX RETURNS AND AUDITS......................................... 15
Section 3.16  MATERIAL CONTRACTS............................................. 15
Section 3.17  INSURANCE...................................................... 16
Section 3.18  SUBSIDIARIES................................................... 16
Section 3.19  REAL PROPERTY.................................................. 17
Section 3.20  ENVIRONMENTAL AND EMPLOYEE SAFETY MATTERS...................... 17
Section 3.21  INTELLECTUAL PROPERTY.......................................... 17
Section 3.22  TANGIBLE PERSONAL PROPERTY..................................... 20
Section 3.23  EMPLOYEES AND INDEPENDENT CONTRACTORS.......................... 20
Section 3.24  FINANCIAL STATEMENTS........................................... 21
Section 3.25  NOTES AND ACCOUNTS RECEIVABLE.................................. 22
Section 3.26  DISCLOSURE..................................................... 22


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Section 3.27  RESTRICTIVE COVENANTS......................................... 22
         (a)      NON-COMPETITION........................................... 22
         (b)      NON-SOLICITATION OF CUSTOMERS............................. 23
         (c)      NO EMPLOYMENT OR SOLICITATION OF EMPLOYEES AND
                  CONSULTANTS............................................... 23

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF IMR AND THE COMPANY.......................... 23
Section 4.1  ORGANIZATION................................................... 23
Section 4.2  ISSUANCE OF IMR COMMON STOCK................................... 24
Section 4.3  AUTHORITY...................................................... 24
Section 4.4  SEC REPORTS AND FINANCIAL STATEMENTS........................... 24
Section 4.5  INTERIM OPERATIONS OF THE COMPANY.............................. 25
Section 4.6  ACCOUNTING MATTERS............................................. 25
Section 4.7  CONSENTS AND APPROVALS:  NO VIOLATIONS......................... 25
Section 4.8  CAPITALIZATION................................................. 26

                                    ARTICLE V
                             ADDITIONAL AGREEMENTS.......................... 26
Section 5.1  RESTRICTED SHARES.............................................. 26
Section 5.2  DEMAND REGISTRATION RIGHTS..................................... 27
Section 5.3  CONDITIONS TO REGISTRATION..................................... 27
Section 5.4  REGISTRATION PROCEDURES........................................ 29
Section 5.5  POOLING OF INTERESTS........................................... 30
Section 5.6  EXPENSES....................................................... 30
Section 5.7  BROKERS OR FINDERS............................................. 31
Section 5.8  ADDITIONAL AGREEMENTS.......................................... 31
Section 5.9  CONFIDENTIALITY/NON-DISCLOSURE................................. 31

                                   ARTICLE VI
                           INDEMNIFICATION; SURVIVAL........................ 31
Section 6.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................... 31
Section 6.2  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF IMR.............. 31
Section 6.3  INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE FUSION
             SHAREHOLDERS................................................... 32
Section 6.4  MATTERS INVOLVING THIRD PARTIES................................ 32
Section 6.5  DETERMINATION OF ADVERSE CONSEQUENCES.......................... 33
Section 6.6  OTHER INDEMNIFICATION PROVISIONS............................... 33

                                   ARTICLE VII
                             ADDITIONAL DELIVERIES.......................... 34
Section 7.1  ADDITIONAL DELIVERIES AT THE TIME OF EXECUTION OF THIS
             AGREEMENT...................................................... 34
         (a)      EMPLOYMENT AGREEMENTS..................................... 34
         (b)      CONSENTS UNDER FUSION OBLIGATIONS......................... 34
         (c)      LEGAL OPINION............................................. 34


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         (d)      LEGAL OPINION............................................. 34

                                  ARTICLE VIII
                         APPOINTMENT OF REPRESENTATIVE...................... 35
Section 8.1   APPOINTMENT; AUTHORITY........................................ 35
Section 8.2   BINDING NATURE; NO INDEPENDENT ACTION......................... 35
Section 8.3   ACCEPTANCE OF APPOINTMENT..................................... 36
Section 8.4   COMPENSATION, EXPENSES, ETC................................... 36
Section 8.5   REPLACEMENT................................................... 36
Section 8.6   TERMINATION OF DUTIES......................................... 36

                                   ARTICLE IX
                                 MISCELLANEOUS.............................. 37
Section 9.1   NOTICES....................................................... 37
Section 9.2   INTERPRETATION................................................ 38
Section 9.3   COUNTERPARTS.................................................. 39
Section 9.4   ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF
              OWNERSHIP..................................................... 39
Section 9.5   GOVERNING LAW; ARBITRATION.................................... 39
Section 9.6   PUBLICITY..................................................... 39
Section 9.7   ASSIGNMENT.................................................... 39
Section 9.8   AMENDMENT..................................................... 40
Section 9.9   LANGUAGE...................................................... 40
Section 9.10  MATERIALITY OF REPRESENTATIONS AND WARRANTIES................. 40









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                                    EXHIBITS

EXHIBIT 2.3(a)    -        Calculation of IMR Shares
EXHIBIT 2.3(b)    -        Form of Instructions to IMR's Transfer Agent
EXHIBIT 2.9       -        Shareholder Certificate
EXHIBIT 3.1       -        Fusion Shareholder List
EXHIBIT 3.4       -        Shareholder Agreement
EXHIBIT 3.24      -        Fusion Financial Statements
EXHIBIT 5.7       -        Brokers' or Finders' Fees
EXHIBIT 7.1(a)    -        Form of Employment Agreement


                                    SCHEDULES

Schedule 3.3      -        Fusion Organization
Schedule 3.6      -        Fusion Consents and Approvals; No Violations
Schedule 3.9      -        Fusion Employee Benefits Plan
Schedule 3.10     -        Fusion Other Benefit Plans
Schedule 3.11     -        Fusion Litigation
Schedule 3.12     -        Fusion Compliance with Applicable Law
Schedule 3.15     -        Fusion Tax Returns and Audits
Schedule 3.16     -        Fusion Material Contracts
Schedule 3.17     -        Fusion Insurance
Schedule 3.18     -        Fusion Subsidiaries
Schedule 3.19     -        Fusion Real Property
Schedule 3.20     -        Fusion Environmental and Employee Safety Matters
Schedule 3.21     -        Fusion Intellectual Property
Schedule 3.23     -        Fusion Employees and Independent Contractors
Schedule 3.24     -        Fusion Financial Statements
Schedule 3.25     -        Fusion Notes and Accounts Receivable




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                              ACQUISITION AGREEMENT


         This ACQUISITION AGREEMENT (the "Agreement"), dated as of March 26, 1999, by and among IMRglobal Corp., formerly Information Management Resources, Inc., a Florida corporation ("IMR"), IMR Sub AB Corp., a Florida corporation, which is an indirect wholly-owned subsidiary of IMR (the "Company"), Fusion System Japan Co., Ltd., a Japanese corporation (Kabushiki Kaisha) ("Fusion"), and Michael J. Alfant ("Alfant"), Boris Umylny ("Umylny"), Raymond F. Ribble ("Ribble"), Ian L. Chun ("Chun"), Rajiv Trehan ("Trehan"), Pierre Gaboury ("Gaboury"), Huw Rogers ("Rogers"), Gary Hyman ("Hyman"), Greg Tucker ("Tucker"), Kevin English ("English"), Andrew Howells ("Howells"), Ian Gardner ("Gardner"), Tony Fujii ("Fujii"), Stephen F. Siegel ("Siegel"), Kevin G. Weber ("Weber"), Marvin A. Wolfthal ("Wolfthal") and Mami Alfant ("Ma. Alfant") (collectively, the "Fusion Shareholders"). Alfant, Umylny, Ribble, Chun, Trehan, Gaboury, Rogers, Hyman, Tucker, English, Howells, Gardner, Fujii, Siegel, Weber and Wolfthal are sometimes collectively referred to as the "Management Shareholders".

                                   BACKGROUND

         The Boards of Directors of IMR, the Company and Fusion, and the Fusion Shareholders deem it advisable and in their best interests to consummate, and have approved, the business combination transaction provided for in this Agreement, pursuant to which the Company will acquire 100% of the outstanding capital stock of Fusion from the Fusion Shareholders, and the Fusion Shareholders will transfer to the Company all of their Fusion Stock in return for shares of IMR Common Stock (the "Acquisition"). For accounting purposes, it is intended that this Acquisition shall be accounted for as a "pooling of interests." Accordingly, in consideration of the mutual representations, warranties, covenants, and agreements set forth below, the parties to this Agreement agree as follows:

                                      TERMS

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 DEFINITIONS. When used in this Agreement, the following terms shall have the meanings specified below, which apply to both the singular and the plural forms of such terms:

         "ACQUISITION" has the meaning set forth in the Background section of this Agreement.

         "ADVERSE CONSEQUENCES" means all actual assessments, levies, losses, fines, penalties, obligations, payments, judgments, Liabilities, damages, costs and expenses, including attorneys', accountants', investigators', and experts' fees and expenses.


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Adverse Consequences shall not include any punitive, special or consequential damages that may be awarded in any lawsuit against a party to this Agreement in favor of another party to this Agreement, but shall include any punitive, special or consequential damages awarded to any third party.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "AGREEMENT" has the meaning set forth in the preface of this Agreement.

         "ALFANT" has the meaning set forth in the preface of this Agreement.

         "CERTIFICATES" has the meaning set forth in Section 2.3(a).

         "CHUN" has the meaning set forth in the preface of this Agreement.

         "CLOSING" has the meaning set forth in Section 2.2.

         "CLOSING DATE" has the meaning set forth in Section 2.2.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "COMPANY" has the meaning set forth in the Preface to this Agreement.

         "CONFIDENTIAL INFORMATION" means any information concerning the operations, businesses and affairs of any of the parties to this Agreement, as the context may require, that is not already generally available to the public. Without limiting the foregoing, "Confidential Information" shall include marketing and sales information, customer and account lists and pricing information, internal forecasts and projections, employee information and product development information.

         "CONSIDERATION SHARES" has the meaning set forth in Section 2.3(b).

         "ENGLISH" has the meaning set forth in the preface of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FBCA" means the Florida Business Corporation Act, as amended.

         "FUJII" has the meaning set forth in the preface of this Agreement.



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         "FUSION" has the meaning set forth in the preface to this Agreement.

         "FUSION BENEFIT PLANS" has the meaning set forth in Section 3.9(a).

         "FUSION CONTRACTS" has the meaning set forth in Section 3.16.

         "FUSION ERISA PLANS" has the meaning set forth in Section 3.9(a).

         "FUSION FINANCIAL STATEMENTS" has the meaning set forth in Section
3.24.

         "FUSION HARDWARE" has the meaning set forth in Section 3.21(b)(v).

         "FUSION PERMITS" has the meaning set forth in Section 3.12.

         "FUSION SHAREHOLDER MAXIMUM AMOUNT" shall mean as to each Fusion
Shareholder: (a) 74% of all proceeds received by such Fusion Shareholder from any bona fide sale to any third party of all or part of the Consideration Shares, (b) 74% of all Consideration Shares still held by such Fusion Shareholder at the time of the resolution of the claim (valued at the then current Market Price), and (c) 74% of the cash value of the Consideration Shares transferred other than through a bona fide sale to a third party, valued at the time of the claim made by IMR.

         "FUSION SHAREHOLDERS" has the meaning set forth in the preface of this Agreement.

         "FUSION SOFTWARE" has the meaning set forth in Section 3.21(b)(i).

         "FUSION STOCK" means shares of ordinary stock, par value (Yen) 50,000 per share, of Fusion.

         "GAAP" means United States Generally Accepted Accounting Principles.

         "GABOURY" has the meaning set forth in the preface of this Agreement.

         "GARDNER" has the meaning set forth in the preface of this Agreement.

         "GOVERNMENTAL ENTITY" has the meaning set forth in Section 3.6.

         "HOWELLS" has the meaning set forth in the preface of this Agreement.

         "HYMAN" has the meaning set forth in the preface of this Agreement.

         "IMR" has the meaning set forth in the preface of this Agreement.



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         "IMR COMMON STOCK" means shares of common stock, par value $0.10 per share, of IMR.

         "IMR MAXIMUM AMOUNT" shall mean 74% of the value of the Consideration Shares at the time of the claim made by the Fusion Shareholders.

         "IMR SEC DOCUMENTS" has the meaning set forth in Section 4.4.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 6.4(a).

         "INDEMNIFYING PARTY" has the meaning set forth in Section 6.4(a).

         "INTELLECTUAL PROPERTY" has the meaning set forth in Section
3.21(a)(ii).

         "IRS" means the United States Internal Revenue Service.

         "JCC" means the Japanese Commercial Code (Shoho), Law No. 48 of 1899, as amended.

         "JGAAP" means Japanese Generally Accepted Accounting Principles.

         "JSEL" means the Japanese Securities and Exchange Law
(Shokentorihikihos), Law No. 25 of 1948.

         "JSTL" means the Japanese Transaction Tax Law, Law No. 102 of 1953, as amended.

         "KNOWLEDGE" with respect to an entity means the actual knowledge, after reasonable investigation, of the executive officers and/or directors of the entity and, with respect to any natural person, means the actual knowledge of such person after reasonable investigation in a manner consistent with the level of responsibility within Fusion of the person and the satisfaction of that responsibility in the Ordinary Course of Business of Fusion.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "LICENSE AGREEMENTS" has the meaning set forth in Section 3.21(b)(ii).

         "LICENSED INTELLECTUAL PROPERTY" has the meaning set forth in Section 3.21(a)(ii).



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         "LICENSED SOFTWARE" has the meaning set forth in Section 3.21(b)(i).

         "MA. ALFANT" has the meaning set forth in the preface of this Agreement.

         "MANAGEMENT SHAREHOLDERS" has the meaning set forth in the preface of this Agreement.

         "MATERIAL ADVERSE EFFECT" means such event, change, or effect is materially adverse to the consolidated condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), businesses, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole), but not including those adverse effects occurring as a result of general economic or financial conditions which generally affect other persons who participate or are engaged in lines of business in which the applicable entity participates or is engaged.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 3.24.

         "NASDAQ" means the Nasdaq Stock Market, Inc.'s National Market.

         "NTAA" means the National Tax Administrative Agency of Japan.

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PROCESSES" has the meaning set forth in Section 3.21(b)(vi).

         "PROPRIETARY INTELLECTUAL PROPERTY" has the meaning set forth in
Section 3.21(a)(i).

         "PROPRIETARY SOFTWARE" has the meaning set forth in Section 3.21(b)(i).

         "REPRESENTATIVE" has the meaning set forth in Section 8.1.

         "REGISTRABLE SHARES" has the meaning set forth in Section 5.2.

         "REQUESTING SHAREHOLDERS" has the meaning set forth in Section 5.2.



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         "RIBBLE" has the meaning set forth in the preface of this Agreement.

         "ROGERS" has the meaning set forth in the preface of this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SIEGEL" has the meaning set forth in the preface of this Agreement.

         "SHAREHOLDER CERTIFICATE" has the meaning set forth in Section 2.10.

         "SUBSIDIARY" means, with respect to any party, any corporation, or other entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner (excluding partnerships whose general partnership interests held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other entity is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries.

         "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes whether required to be filed with the IRS, the NTAA, or any other Governmental Entity, including any schedule or attachment thereto, and including any amendment thereof.

         "TAX" means any United States, Japanese, or other federal, state, local, or foreign income, corporate gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, consumption windfall profits, environmental (including taxes under Code ss. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 6.4(a).

         "TREHAN" has the meaning set forth in the preface of this Agreement.

         "TUCKER" has the meaning set forth in the preface of this Agreement.

         "UMYLNY" has the meaning set forth in the preface of this Agreement.



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         "VOTING DEBT" has the meaning set forth in Section 3.4.

         "WEBER" has the meaning set forth in the preface of this Agreement.

         "WOLFTHAL" has the meaning set forth in the preface of this Agreement.

         "YEAR 2000 COMPLIANT" has the meaning set forth in Section 3.21(b)(vi).


                                   ARTICLE II
                                 THE ACQUISITION

         Section 2.1 BASIC TRANSACTION. Subject to the provisions of this Agreement, the Company agrees to acquire from the Fusion Shareholders, and the Fusion Shareholders agree to transfer to the Company, all of their Fusion Stock for the consideration specified below.

         Section 2.2 CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place simultaneously upon execution of this Agreement at 10:00 a.m. (Tokyo time) on March 26, 1999 or such other date as the parties may specify in writing, at the offices of Morrison & Foerster LLP, AIG Building 7th Floor, 1-1-3 Marunouchi, Chiyoda-ku, Tokyo 100, Japan, unless another date or place is agreed to in writing by the parties. The date on which the Closing occurs is sometimes referred to in this Agreement as the "Closing Date."

         Section 2.3 DELIVERIES AT THE CLOSING; EXCHANGE OF SHARES. (a) At the Closing, the Representative, pursuant to powers of attorney from each Fusion Shareholder, and acting as the attorney-in-fact for all of the Fusion Shareholders, with full power and authority to execute all documents and take such further actions as required on behalf of each such Fusion Shareholder and receive the rights and benefits according to the Fusion Shareholders pursuant to this Agreement, will deliver to the Company each Fusion Shareholder's certificate or certificates (which shall, if required for transfer, be endorsed in blank or accompanied by duly executed assignment documents) that represent outstanding shares of Fusion Stock (the "Certificates").

         (b) In return for the delivery of the Certificates by the Representative, each Fusion Shareholder will be entitled to receive such number of shares of IMR Common Stock as set forth on the attached Exhibit 2.3(a) (the "Consideration Shares"). The calculation of the number of shares of IMR Common Stock to be issued to each Fusion Shareholder shall be attached to this Agreement as Exhibit 2.3(a) and signed by IMR and a representative of the Fusion Shareholders. At the Closing, IMR will deliver irrevocable instructions, in the form attached to this Agreement as Exhibit 2.3(b), to its transfer agent, with a copy to the Representative, to deliver the Consideration Shares to the Representative.



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         Section 2.4 NO FURTHER OWNERSHIP RIGHTS IN FUSION STOCK. The
Consideration Shares issued in exchange for shares of Fusion Stock in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Fusion Stock.

         Section 2.5 TAXES. Japanese securities transaction Taxes payable pursuant to the JSTL to be imposed on the transfer of the Fusion Stock from the Fusion Shareholders to the Company shall be the sole responsibility and obligation of the Company. Each party shall be responsible for paying all income taxes payable by such party as a result of the transactions contemplated by this Agreement.

         Section 2.6 NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of IMR Common Stock shall be issued and no cash will be paid in lieu of fractional shares. Instead, any fractional amount due to a Fusion Shareholder based on the exchange contemplated by Section 2.3 will be rounded up to the next number of whole shares of IMR Common Stock.

         Section 2.7 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by IMR and the Company, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against IMR with respect to such Certificate, IMR will, in exchange for such lost, stolen or destroyed Certificate, deliver the Consideration Shares contemplated by this Article II.

         Section 2.8 CERTAIN ADJUSTMENTS. If between the date of this Agreement and the Closing, the outstanding shares of Fusion Stock or of IMR Common Stock are changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination, or exchange of shares, or any dividend payable in stock or other securities shall be declared on outstanding shares of Fusion Stock or IMR Common Stock with a record date within such period, the number of Consideration Shares payable pursuant to Section 2.3 shall be adjusted accordingly to provide to the holders of Fusion Stock and IMR Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, or dividend.

         Section 2.9 PRIVATE PLACEMENT. It is the intention of the parties that the Consideration Shares will be exempt from the registration requirements of the Securities Act pursuant to an exemption, provided by Rule 506 of Regulation D and/or Regulation S promulgated under the Securities Act and/or Section 4(2) of the Securities Act, and applicable state securities laws. IMR has taken (or will take prior to the Closing) all actions required to qualify the issuance of the Consideration Shares for such exemptions and Fusion and the Fusion Shareholders have delivered all documents (including but not limited to the Shareholder Certificate in substantially the form


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



attached as Exhibit 2.9 (the "Shareholder Certificate")) reasonably requested by IMR in connection therewith and shall otherwise fully cooperate with IMR to ensure compliance with such laws.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF THE
                         FUSION SHAREHOLDERS AND FUSION

         Each of the Fusion Shareholders and Fusion, jointly and severally, represents and warrants to IMR and the Company as follows:

         Section 3.1 TITLE TO FUSION STOCK. Each Fusion Shareholder owns and holds good and valid title to the Fusion Stock transferred by him or her to the Company, free and clear of any liens, security interests, restrictions, options or encumbrances. Each Fusion Shareholder has the sole right to transfer such shares of Fusion Stock to the Company pursuant to this Agreement, and upon delivery of such shares pursuant to this Agreement, good and valid title to such shares, free and clear of any liens, security interests, restrictions, options or encumbrances will be transferred to the Company. The number of shares of Fusion Stock held by each Fusion Shareholder is listed in Exhibit 3.1. Except as set forth in Exhibit 3.1, the right of the Representative to deliver and transfer the shares of Fusion Stock held by the Fusion Shareholders pursuant to the terms and conditions of this Agreement, and the requirement that Fusion's board of directors consent to the transfer under Fusion's articles of incorporation (which will be satisfied at the Closing), the Fusion Shareholder's shares of Fusion Stock are not subject to any right of first refusal or other restriction, no other Person has any interest or right in such shares of Fusion Stock, and to the Fusion Shareholder's Knowledge, such shares of Fusion Stock are being transferred to the Company in compliance with all applicable Japanese laws. No Fusion Shareholder has any other equity interest or right to acquire an equity interest in Fusion other than such shares of Fusion Stock.

         Section 3.2 POWER AND AUTHORITY OF FUSION SHAREHOLDERS. Each Fusion Shareholder has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. No filing, authorization or approval, governmental or otherwise, is necessary to enable such Fusion Shareholder to enter into, and to perform his or her obligations under this Agreement. This Agreement constitutes a valid and binding obligations of the Fusion Shareholders enforceable against the Fusion Shareholders in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and to the rules of law governing specific performance, injunctive relief and other equitable remedies.

         Section 3.3 ORGANIZATION. Each of Fusion and its Subsidiaries is a corporation duly organized, validly existing, and (where applicable) with active status or good


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standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing, and (where applicable) in good standing or with active status, or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. Fusion and each of its Subsidiaries is duly qualified or licensed to do business and (where applicable) is in good standing or with active status in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and be in good standing would not in the aggregate have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole.

         Section 3.4 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Fusion consists of 800 shares of Fusion Stock of which, as of the date of this Agreement, 405.66 shares were issued and outstanding, and all of the issued and outstanding shares of Fusion Stock are, duly authorized, validly issued, fully paid and nonassessable, and, except as set forth in Exhibit 3.4, free of any preemptive rights. As of the date of this Agreement, no bonds, debentures, notes, or other indebtedness having the right to vote (or convertible into securities having the right to vote) ("Voting Debt") of Fusion are issued or outstanding. Except as set forth in the Shareholder Agreement attached to this Agreement as Exhibit 3.4, which will terminate effective as of the Closing, there are no existing options, warrants, calls, subscriptions, or other rights, agreements, or commitments of any character relating to the issued or unissued capital stock or Voting Debt of Fusion or any of its Subsidiaries, or obligating Fusion or any of its Subsidiaries to issue, transfer, or cause to be issued, transferred, or sold any shares of capital stock or Voting Debt of, or other equity interests in, Fusion or of any of its Subsidiaries, or securities convertible into or exchangeable for such shares or equity interests or obligating Fusion or any of its Subsidiaries to grant, extend, or enter into any such option, warrant, call, subscription or other right, agreement, or commitment. There are no outstanding contractual obligations of Fusion or any of its Subsidiaries to reacquire, redeem, or otherwise acquire any shares of capital stock of Fusion or any of its Subsidiaries. All of the issued and outstanding shares of Fusion Stock are held of record and owned by the Fusion Shareholders in the respective amounts set forth in Exhibit 3.1. Fusion has not authorized or issued any shares of preferred stock or any capital stock other than the Fusion Stock.

         Section 3.5 AUTHORITY. Fusion has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement and the consummation of the Acquisition and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Fusion, and no other corporate proceedings on the part of Fusion are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. This Agreement has been duly executed and delivered by Fusion and, assuming this Agreement constitutes a valid and binding obligation of IMR and the Company, respectively, constitutes a valid and binding obligation of Fusion, enforceable against Fusion in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency, and the relief of debtors and to the rules of law governing specific performance, injunctive relief or other equitable remedies.

         Section 3.6 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Exhibit 3.6, and except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements of, the JSEL, the JCC, or the laws of other jurisdictions in which Fusion is qualified to do or is doing business, neither the execution, delivery, or performance of this Agreement by Fusion, nor the consummation by Fusion of the transactions contemplated by this Agreement, nor compliance by Fusion with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the articles of incorporation or the bylaws of Fusion or of any of its Subsidiaries, (b) require any filing with, or authorization, consent, permit, or approval of, any court, arbitral tribunal, administrative agency or commission, or other governmental or other regulatory authority or agency whether in Japan, the United States or elsewhere (a "Governmental Entity"), except where the failure to obtain such authorizations, consents, permits, or approvals or to make such filings, would not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instrument or obligation to which Fusion or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or
(d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Fusion, any of its Subsidiaries, or any of their properties or assets, except as they relate to (c) or (d), for violations, breaches, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. The consummation of the Acquisition will not require the consent of any third party except where the failure to obtain such consent would not have a Material Adverse Effect, either individually or in the aggregate, upon Fusion and its Subsidiaries taken as a whole.

         Section 3.7 ABSENCE OF CERTAIN CHANGES. Since December 31, 1998, there have been no events, changes, or effects relating to the Fusion Financial Statements that would have, individually or in the aggregate, a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole.

         Section 3.8 NO UNDISCLOSED LIABILITIES. Since December 31, 1998, neither Fusion nor any of its Subsidiaries has incurred any Liabilities that were not reflected on a consolidated balance sheet of Fusion and its Subsidiaries (including the notes to the balance sheet), except for Liabilities arising in the Ordinary Course of Business. Since December 31, 1998, neither Fusion nor any of its Subsidiaries has incurred any Liabilities that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole.

         Section 3.9 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.9 contains a complete and accurate list of each pension, retirement, profit sharing, deferred compensation, stock option, stock purchase, bonus, medical, welfare, disability, severance or termination pay, insurance or incentive plan, and each other employee benefit plan, program, agreement or arrangement, whether funded or unfunded, sponsored, maintained or contributed to or required to be contributed to by Fusion or any of its Subsidiaries, for the benefit of any employee or terminated employee of Fusion or any Fusion ERISA Affiliate (the "Fusion Benefit Plans"). Schedule 3.9 identifies each Fusion Benefit Plan that is an "employee benefit plan," within the meaning of Section 3(3) of ERISA (the "Fusion ERISA Plans").

                  (b) Except as disclosed in Schedule 3.9, Fusion has furnished to IMR complete and accurate copies of each of the Fusion Benefit Plans and related trusts (if any), the most recent financial statement and the most recent actuarial report (if any) prepared with respect to any of such Fusion Benefit Plan that is funded, the most recent IRS determination letter (if any), the most recent summary plan description and the three most recent Form 5500 or Form 5500-C/R annual reports (if any).

                  (c) All contributions required by each Fusion Benefit Plan or by law with respect to all periods through the Closing shall have been made by such date (or provided for by Fusion by adequate reserves on the Fusion Financial Statements) and no excise or other Taxes have been incurred or are due and owing with respect to Fusion Benefit Plan because of any failure to comply with the minimum funding standards of ERISA and the Code.

                  (d) Fusion or a Subsidiary of Fusion has made all contributions and payments to the Fusion Benefit Plans, or amounts have been accrued and reserved for such payments, as are required of Fusion or its Subsidiaries in accordance with the terms of such plans. Except as set forth in such actuarial reports, no Fusion Benefit Plan has any accumulated funding deficiency and the assets of the fund created under such plan are at least equal to the vested interest of the participants in such fund; all reports and disclosures relating to each of the Fusion Benefit Plans required to be filed or distributed have been or will be filed or distributed in substantial compliance with applicable law.

                  (e) No claim (other than a routine claim for benefits), lawsuit, arbitration, or other action relating to a Fusion Benefit Plan has been threatened, asserted, or instituted against any Fusion Benefit Plan, or, to the Knowledge of the Fusion Shareholders, against any trustee or fiduciaries of any Fusion Benefit Plan, Fusion, or any of the assets of any trust maintained under any Fusion Benefit Plan.

                  (f) All required information filings for each Fusion Benefit Plan have been timely filed.

                  (g) Neither Fusion nor any of its Subsidiaries maintains a Fusion Benefit Plan that is subject to Title IV of ERISA.

                  (h) Except as set forth in Schedule 3.9, neither Fusion nor any of its Subsidiaries currently maintains or contributes to any severance pay plan.

                  (i) Except as set forth in Schedule 3.9, no individual shall accrue or receive any additional benefits, service, or accelerated rights to payment of benefits under any Fusion Benefit Plan as a result of the actions contemplated by this Agreement;

                  (j) Except as set forth in Schedule 3.9, Fusion and the Fusion Shareholders represent that all of Fusion's employees in Japan are either citizens of Japan or possess the proper Visa or work permit necessary to perform their duties on behalf of Fusion, except to the extent that the failure of any employee to be a citizen or to possess a proper Visa would not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole.

         Section 3.10 OTHER BENEFIT PLANS. Except as set forth in Schedule 3.10 and except as provided for in this Agreement, as of the date of this Agreement neither Fusion nor any of its Subsidiaries is a party to any oral or written (a) consulting agreement not terminable on 60 days or less notice involving the payment of more than $25,000 per year, (b) union or collective bargaining agreement, (c) agreement with any executive officer or other key employee of Fusion or any of its Subsidiaries providing for contingent benefits or the alteration of terms, based upon the occurrence of a transaction involving Fusion of the nature contemplated by this Agreement, or agreement with any executive officer of Fusion providing any term of employment or compensation guarantee extending for a period longer than one year and for payment in excess of $25,000 per year, or (d) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan, or stock purchase plan, providing for increased benefits or the accelerated vesting of the benefits on the occurrence of any of the transactions contemplated by this Agreement, or the calculation of the value of any of the benefits on the basis of any of the transactions contemplated by this Agreement.

         Section 3.11 LITIGATION. Except as set forth in Schedule 3.11, there is no suit, claim, action, proceeding, or investigation pending or, to the Knowledge of Fusion, threatened against, Fusion or any of its Subsidiaries before any Governmental Entity. Except as disclosed in Schedule 3.11, neither Fusion nor any of its Subsidiaries is subject to any outstanding order, writ, injunction, or decree that, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole, or would prevent Fusion from consummating the transactions contemplated by this Agreement. Except as set forth on Schedule
3.11 and except for rights granted under this Agreement, to Fusion's Knowledge, there is no basis for any Person to assert a claim against Fusion or the Fusion Shareholders based upon: (a) ownership or rights to ownership of any shares of Fusion Stock or (b) any rights as a Fusion securities holder, including without limitation, any option or other right to acquire any Fusion securities, any preemptive rights or any rights to notice or to vote.

         Section 3.12 COMPLIANCE WITH APPLICABLE LAW. Fusion and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Fusion Permits"), except where the failure to hold such permits, licenses, variances, exemptions, orders, and approvals that would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. Fusion and its Subsidiaries are in material compliance with the terms of the Fusion Permits, except where failure to be in compliance therewith would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries, taken as a whole. Except as set forth in Schedule 3.12, the businesses of Fusion and its Subsidiaries are in material compliance with all laws, ordinances, and regulations of any Governmental Entity, including, without limitation: (a) all applicable securities laws and regulations, (b) all applicable national, prefecture and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of Fusion's owned, leased or licensed real or personal property, products or technical data, and (ii) safety, health, fire prevention, environmental protection, and similar matters, (c) applicable Japanese export regulations and (d) all applicable foreign exchange control laws, except where failure to be in compliance therewith would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries, taken as a whole, and no investigation or review by any Governmental Entity with respect to Fusion or any of its Subsidiaries is pending or, to the Knowledge of Fusion, threatened.

         Section 3.13 BOARD ACTION. The Board of Directors of Fusion has determined that the transactions contemplated by this Agreement are in the best interests of Fusion and the Fusion Shareholders.

         Section 3.14 ACCOUNTING MATTERS. To the Knowledge of Fusion and the Fusion Shareholders, neither Fusion nor any of its affiliates has through the date of this Agreement taken or agreed to take any action that would affect the ability of IMR to account for the business combination to be effected by the Acquisition as a "pooling of interests."

         Section 3.15 TAX RETURNS AND AUDITS. Except as set forth in Schedule 3.15, Fusion and each of its Subsidiaries has duly filed all Tax Returns required to be filed by it, has correctly reflected the taxable income required to be shown on such Tax Returns, and has duly paid or made adequate provision for the payment of all Taxes, including payroll Taxes, that have been incurred or are due and payable pursuant to such returns or pursuant to any assessment with respect to Taxes in such jurisdictions, whether or not in connection with such Tax Returns. All Tax Returns listed in Schedule 3.15 have been filed on or before the Closing Date to the extent such Tax Returns are required to be filed on or before the Closing Date. There are no ongoing or, to the Knowledge of Fusion and the Fusion Shareholders, threatened Tax audits relating to the Taxes. There are no circumstances or pending questions relating to potential Tax Liabilities or claims asserted for Taxes or assessments of Fusion or any of its Subsidiaries that, if adversely determined, would be reasonably likely to result in a Tax Liability that would have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole for any period prior to, including, or beginning after the Closing or in a change in Fusion's present practices in computing or reporting Taxes. Except as set forth in Schedule 3.15, Fusion's Tax Returns or Tax Liabilities have not been audited by any Tax agency or authority since January 1, 1994.

         Section 3.16 MATERIAL CONTRACTS. Schedule 3.16 lists the following contracts, agreements, and written arrangements to which Fusion or any of its Subsidiaries is a party:

                  (a) Any written agreement concerning a partnership or joint venture;

                  (b) Any written arrangement concerning noncompetition;

                  (c) Any written arrangement between Fusion or any of its Subsidiaries and any of their respective officers, directors, employees (excluding standard employment, non-competition and confidentiality agreements executed by all employees), or Affiliates;

                  (d) Any written arrangement under which the consequences of a default or termination would be reasonably likely to have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole; or

                  (e) Any other written arrangement (or group of related arrangements) either involving more than $50,000 or not entered into in the Ordinary Course of Business.

To the Knowledge of Fusion and its Subsidiaries and the Fusion Shareholders, no party to any contract listed in Schedule 3.16 has given any written notice that it intends to terminate any such contract or any oral notice of termination that Fusion or the Fusion Shareholders reasonably believe will result in termination of any such contract based upon the past experience of Fusion. Without limiting the foregoing, Fusion has delivered to IMR a correct and complete copy of each written agreement or arrangement, as amended to date, listed in Schedule 3.16 (the "Fusion Contracts"). With respect to each Fusion Contract: (i) it is legal, valid, binding, enforceable, and in full force and effect, assuming the other parties to the Fusion Contract have duly executed and delivered such Fusion Contract and had the necessary power and authority to enter into such Fusion Contract when executed and delivered; (ii) it will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms following the Closing, assuming, if applicable, that required consents to assignment are obtained; (iii) to Fusion's Knowledge, no event has occurred that with notice or lapse of time or both would permit termination, modification, or acceleration under such Fusion Contract; and (iv) to Fusion's Knowledge, no party has repudiated any provision of such Fusion Contract. Neither Fusion nor any of its Subsidiaries is a party to any oral contract, agreement, or other arrangement that, if reduced to written form, would be required to be listed in
Schedule 3.16.

         Section 3.17 INSURANCE. Schedule 3.17 sets forth and briefly describes each insurance policy (including without limitation liability, property, business risk, employee health, group life, key man, director/officer liability, and bond insurance and surety arrangements) currently in effect to which Fusion or any of its Subsidiaries is a party or pursuant to which it is a named insured, or otherwise the beneficiary of coverage. Fusion has delivered or made available to IMR a correct and complete copy of each such insurance policy. With respect to each insurance policy currently in effect: (a) the policy is legal, valid, binding, and enforceable and in full force and effect, assuming the other parties to the policy have duly executed and delivered such policy and had the necessary power and authority to enter into such policy when executed and delivered; (b) the policy will continue to be legal, valid, binding, and enforceable and in full force and effect on identical terms until the Closing;
(c) to Fusion's Knowledge, no event has occurred that, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification, or acceleration under the policy; and (d) to Fusion's Knowledge, no party to the policy has repudiated any provision of the policy. Fusion has not received any written notification of a reservation of rights from any of its insurers regarding any open claim.

         Section 3.18 SUBSIDIARIES. Except as set forth in Schedule 3.18, Fusion has no Subsidiaries and does not have an equity interest, direct or indirect, in any corporation, partnership, limited liability company, joint venture or other business entity and has no liabilities relating to any entity listed on Schedule
3.18. Except as set forth in Schedule 3.18, Fusion has never been a Subsidiary of any corporation, partnership, limited liability company, joint venture or other business entity. Fusion owns all of the issued and outstanding shares of capital stock of each of its Subsidiaries.

         Section 3.19 REAL PROPERTY. Neither Fusion nor any of its Subsidiaries own any real property. Schedule 3.19 lists all parcels of real property leased by Fusion or its Subsidiaries. With respect to each parcel of leased real property, the lease or sublease is legal, valid, binding, and enforceable, and in full force and effect assuming the other parties to the lease have duly executed and delivered such lease and had the necessary power and authority to enter into such lease when executed and delivered. All facilities leased by Fusion or its Subsidiaries have received all approvals of Governmental Entities (including licenses and permits) required in connection with the occupancy or operation of the real property, except where failure to have received such approval would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries, taken as a whole.

         Section 3.20 ENVIRONMENTAL AND EMPLOYEE SAFETY MATTERS. Except as set forth in Schedule 3.20 or that would not have a Material Adverse Effect upon Fusion and its Subsidiaries, taken as a whole, Fusion and its Subsidiaries have complied with all laws (including rules and regulations thereunder) of all federal, state, local, and foreign Governmental Entities concerning the environment, public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such law or regulation. Neither Fusion nor any of its Subsidiaries has any Liability, and, to Fusion's Knowledge, there is no basis for such Liability, under any law (or rule or regulation under such law) of any Governmental Entity, concerning release or threatened release of hazardous substances or pollution or protection of the environment.

         Section 3.21 INTELLECTUAL PROPERTY. (a) Schedule 3.21 sets forth a complete list of (i) all trademarks, trade names (including all national and state registrations pertaining to such trademarks and trade names) and registered copyrights and registered service marks (or applications for such registration), all patents and patent applications and all unregistered trade names and service marks (material to the business of Fusion) owned by Fusion or its Subsidiaries (collectively, the "Proprietary Intellectual Property") and
(ii) all patents, trademarks and trade names used by Fusion or its Subsidiaries in their businesses which are material to their businesses and are used pursuant to a license or other right granted by a third party (the "Licensed Intellectual Property" and together with the Proprietary Intellectual Property, the "Intellectual Property"). A complete list of all such licenses and agreements with respect to the Licensed Intellectual Property is set forth in Schedule
3.21. Each of the national, state and other governmental registrations with any country pertaining to the Proprietary Intellectual Property is valid and in full force and effect, except where the failure to hold such governmental registrations will not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. Fusion or its Subsidiaries, as applicable, owns, or has the right to use pursuant to valid and effective agreements, all Intellectual Property, and the consummation of the Acquisition will not adversely alter or impair any such rights. No claims are pending against Fusion or its Subsidiaries, and, to the Knowledge of Fusion or the Fusion Shareholders, there is no factual basis for such a claim by any person, with respect to the use of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to any Intellectual Property that would have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. The current use by Fusion or its Subsidiaries of the Intellectual Property does not, to the Knowledge of Fusion or the Fusion Shareholders, in any material respect infringe upon the rights of any third party, including but not limited to any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, mask work, moral right, other Intellectual Property right, right of privacy or right in personal data of any person. Schedule 3.21 sets forth a list of all jurisdictions in which Fusion or its Subsidiaries is operating under a trade name, and each jurisdiction in which any such trade name is registered. To Fusion's Knowledge, there are no potentially interfering patents, or any patent applications of any third party, which could reasonably be expected to interfere with the Fusion Intellectual Property rights.

                  (b) (i) Schedule 3.21 sets forth a complete list of: (A) all software and associated documentation owned by Fusion which are material to its business, other than custom-developed software developed for and assigned to a Fusion customer (the "Proprietary Software"); (B) all software (other than Proprietary Software and "shrink-wrap" software) used in connection with Fusion's business and material thereto (the "Licensed Software" and together with the Proprietary Software, the "Fusion Software"). Fusion and its Subsidiaries are in possession of all technical and descriptive materials necessary to operate the Fusion Software, except where the absence of such materials would not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. The Proprietary Software consists of (x) source and object code embodied in magnetic media, and (y) all documentation and manuals materially necessary to maintain, support or service such software, including licenses to use compilers, assemblers, libraries and other aids. No party, other than Fusion or its Subsidiaries, possesses any current or contingent rights to the Proprietary Software.

                           (ii) Fusion and its Subsidiaries have a valid right,
title and interest in all Intellectual Property rights in the Proprietary Software. Fusion has developed the Proprietary Software entirely through its own efforts and for its own account or has acquired, prior to the date of this Agreement, valid right, title and interest in the Proprietary Software and the Proprietary Software is free and clear of all liens, claims and encumbrances.
Schedule 3.21 lists all parties other than Fusion's current employees who have created any portion of, or otherwise have any rights in, the Proprietary Software. Fusion has secured from all parties listed on Schedule 3.21 who have created any portion of, or otherwise have any rights in, the Proprietary Software valid and enforceable written assignments of any such Proprietary Software or other rights to Fusion and has provided copies of such assignments to IMR. The use of the Licensed Software and the use and distribution of the Proprietary Software does not breach any terms of any contract between Fusion and any third party. Fusion has been granted under the license agreements relating to the Licensed Software (the "License Agreements") valid and subsisting license rights with respect to all software comprising the Licensed Software and such rights may be exercised in any jurisdiction in which Fusion currently conducts its business and Fusion has valid and subsisting license rights related to the Licensed Software in all jurisdictions where it has made a currently outstanding proposal regarding the license or sale of the Proprietary Software. Fusion and its Subsidiaries are in compliance with each of the terms and conditions of each of the License Agreements, except to the extent that the failure to so comply, individually or in the aggregate, would not have a Material Adverse Effect on Fusion or its Subsidiaries taken as a whole.

                           (iii) To the Knowledge of Fusion and its
Subsidiaries, Fusion and its Subsidiaries have not interfered with, infringed upon, misappropriated, or otherwise violated any Intellectual Property, Proprietary Software, or Licensed Software rights of any third party. Neither Fusion nor any of its Subsidiaries has ever received any written charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation (or any oral charge, complaint, claim or notice that Fusion reasonably believes, based on past experiences, made credible allegation in this regard) which could have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole.

                           (iv) Neither Fusion nor its Subsidiaries have granted
any rights in the Fusion Software to any third party except for rights granted to value added resellers, distributors or customers in the Ordinary Course of Business pursuant to written agreements.

                           (v) The Fusion Software and the related computer
hardware used by Fusion in the operation of its business (the "Fusion Hardware") are adequate in all material respects, when taken together with the other assets, resources and personnel of Fusion and its Subsidiaries, to conduct the business of Fusion and its Subsidiaries in the same manner as such business was operated during the year ended March 31, 1998, except as would not have a Material Adverse Effect on Fusion or its Subsidiaries taken as a whole. Except as set forth in Schedule 3.21, there has not, in the 12-month period preceding this Agreement, been a disruption that has resulted in a written threat by a customer to terminate its relationship with Fusion or its Subsidiaries or institute legal proceedings against Fusion or its Subsidiaries.

                           (vi) To the Knowledge of Fusion, the Proprietary
Software is "Year 2000 Compliant" in all material respects or, to the extent that it is not Year 2000 Compliant, that any noncompliance or the costs of making such Proprietary Software Year 2000 Compliant will not have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole. For the purposes of this Agreement, "Year 2000 Compliant" means: (A) the functions, calculations, and other computing processes of the Proprietary Software (collectively, "Processes") perform in a consistent manner regardless of the date in time on which the Processes are actually performed and regardless of the date input to the Proprietary Software, whether before, on, or after January 1, 2000 and whether or not the dates occur during leap years and will function without interruption caused by such date;
(B) the Proprietary Software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values in a consistent manner regardless of the dates used, whether before, on, or after January 1, 2000; (C) the Proprietary Software accepts and responds to two-digit year-date input in a manner that resolves any ambiguities as to the century in a defined, predetermined and appropriate manner; (D) the Proprietary Software stores and displays date information in ways that are unambiguous as to the determination of the century; and (E) the Proprietary Software will function on September 9, 1999 and will accept and process such data input.

                           (vii) Schedule 3.21 includes a complete list of
support and maintenance agreements relating to Fusion Software, including without limitation the identity of the parties entitled to receive such service or maintenance.

         Section 3.22 TANGIBLE PERSONAL PROPERTY. (a) Fusion and its Subsidiaries own, lease or otherwise have the right to use all tangible personal property (including, without limitation, furniture, fixtures, equipment, and supplies) necessary for the conduct of its business as presently conducted and as presently proposed to be conducted.

                           (b) Each of Fusion and its Subsidiaries is the sole
lawful and beneficial owner of its owned tangible personal property, free and clear of all liens and encumbrances, except for (i) liens for current Taxes not yet due or payable, (ii) liens imposed by law and incurred in the Ordinary Course of Business for obligations not yet due to carriers, warehousemen, laborers and materialmen, and (iii) other liens which aggregate to less than $50,000, and each of Fusion and its Subsidiaries has good and marketable title to all such property.

                           (c) The tangible personal property of Fusion and its
Subsidiaries is in good and serviceable condition, reasonable wear and tear excepted, and the value attributed to it in the Fusion Financial Statements represents an amount not in excess of the acquisition price, less reasonable depreciation, of such property.

         Section 3.23 EMPLOYEES AND INDEPENDENT CONTRACTORS. (a) Set forth in
Schedule 3.23 is a complete list of the names of all persons who perform services for Fusion and its Subsidiaries as of the date of this Agreement, classified as permanent employees, temporary employees, or independent contractors and classified according to whether the employee's services are billable to a third party. All of the employees and independent contractors of Fusion and its Subsidiaries are properly and currently licensed, to the extent that licensure is required, and all of such licenses are in good standing. To the Knowledge of Fusion and its Subsidiaries, no employee or group of employees or independent contractors listed in Schedule
3.23 plans to terminate employment with either entity.

                           (b) Schedule 3.23 contains true and complete copies
of rules of employment (shugyo kisoku) (including without limitation rules of retirement allowances (taishoku kyuyo kitei)), collective labor agreements (rodo kyoyaku) and other material documents constituting or evidencing working terms and conditions applied by Fusion to its officers and/or employees. Other than as set forth in any such work rules and employment agreements, there are no other material terms or conditions of employment applicable to Fusion's employees, directors or officers under which Fusion has any obligations. There is no written employment contract or agreement between Fusion and any employee of Fusion other than rules of employment and collective labor agreements set out in
Schedule 3.23 and employment contracts (koyou keiyaku) customarily executed between Fusion and each employee of Fusion when the employee enters into an employment relationship with Fusion, the standard forms of which are contained in Schedule 3.23. There is no material oral employment contract or agreement between Fusion and any employee of Fusion.

                           (c) Fusion has paid in full to its employees all
wages, salaries, commissions, bonuses, retirement allowances and other direct and indirect compensation which were payable prior to the Closing. To the Knowledge of Fusion, (i) Fusion is in compliance with all applicable national and local laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance therewith would not, individually or in the aggregate, have a Material Adverse Effect on Fusion and its Subsidiaries taken as a whole; (ii) there is no labor strike, dispute, slowdown or stoppage pending or threatened against or involving Fusion; (iii) there is no grievance which might have a Material Adverse Effect on Fusion or the conduct of its business nor any litigation or arbitration proceeding arising out of or under collective bargaining agreements or otherwise in respect of labor relations is pending and no claim for such grievances, litigation or arbitration proceedings has been asserted; and (iv) no collective bargaining agreement is currently being negotiated by Fusion.

         Section 3.24 FINANCIAL STATEMENTS. Attached to this Agreement as
Exhibit 3.24 are the following financial statements (collectively, the "Fusion Financial Statements"): (a) unaudited balance sheets and statements of income as of and for the nine months ended December 31, 1998 for Fusion and each of its Subsidiaries (the "Most Recent Financial Statements"); (b) unaudited consolidated balance sheets and statements of income as of and for the year ended March 31, 1998 and the six months ended September 30, 1998 for Fusion and each of its Subsidiaries; and (c) unaudited balance sheets and statements of income as of and for the years ended March 31, 1996, 1997 and 1998 for Fusion. The Fusion Financial Statements (including the notes thereto) comply with JGAAP, and for the periods covered thereby, (i) present fairly the financial condition of Fusion as of such dates and the results of operations of Fusion and its Subsidiaries for such periods, (ii) are correct and complete, and are consistent in all material respects with the books and records of Fusion (which books and records are correct and complete in all material respects), and (iii) do not omit any material assets or Liabilities required to be disclosed in such financial statements in accordance with JGAAP, except that unaudited interim financial statements are subject to year-end audit adjustments which are not material either individually or in the aggregate. All other written financial records and tangible data supplied by Fusion to IMR for the purpose of enabling IMR to recast the Fusion Financial Statements to comply with GAAP are accurate in all material respects. Except as set forth in Schedule 3.24 or the Fusion Financial Statements, (x) Fusion has no material Liabilities except for those that may have been incurred after the Most Recent Financial Statements in the Ordinary Course of Business, (y) Fusion is not a guarantor or indemnitor of any indebtedness of any other Person and (z) the assets of Fusion are not subject to any encumbrances. Fusion's reserves for sales, returns, warranty claims, bad debts and other items related to the distribution of its products, and all reserves relating to all Fusion Benefits Plans, are adequate based on Fusion's historical experience.

         Section 3.25 NOTES AND ACCOUNTS RECEIVABLE. Except as set forth in
Schedule 3.25, all notes and accounts receivable of Fusion are reflected properly on their books and records, are valid receivables subject to no setoffs or counterclaims, are current and are, to Fusion's Knowledge, collectible in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing in accordance with the Ordinary Course of Business of Fusion.

         Section 3.26 DISCLOSURE. The representations and warranties contained in this Article III do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Article III not misleading.

         Section 3.27 RESTRICTIVE COVENANTS. Prior to the Closing, Alfant and each other Fusion Shareholder designated by IMR shall have entered into employment agreements that contain non-compete and non-solicitation provisions in substantially the form attached as Exhibit 7.1(a). In addition, the Management Shareholders agree that:

                           (a) NON-COMPETITION. For a period of three years
(five years for Alfant) following the Closing (or, if this period shall be unenforceable by law, then for such shorter period as shall be enforceable), none of the Management Shareholders shall engage, directly or indirectly, including any active participation or any management, employee or consulting position, in any activity with any entity or sole proprietorship which is competitive with the business (either at the time of termination or currently) of IMR of Fusion or any of their Subsidiaries or make any undue and unfair use of Confidential Information, which such Management Shareholder would not have had access to but for his executive position with IMR or Fusion, in any activity with any entity which is competitive with the current business of IMR or Fusion or any of their Subsidiaries in a territory where IMR or Fusion or any of their Subsidiaries is now or at any relevant time doing business.

                           (b) NON-SOLICITATION OF CUSTOMERS. For a period of
three years (five years for Alfant) following the Closing (or, if this period shall be unenforceable by law, then for such shorter period as shall be enforceable), none of the Management Shareholders shall contact, or respond to any contact, with a view toward selling any product or service competitive with any product or service sold or proposed to be sold by IMR or Fusion or any of their Subsidiaries as of the Closing, to any person, firm, association or corporation: (i) to which IMR or Fusion has sold any product; (ii) which a Management Shareholder has solicited, contacted or otherwise dealt with on behalf of Fusion or its Subsidiaries or which was a customer or, to the knowledge of such Management Shareholder, a prospective customer of Fusion or any of their Subsidiaries during the three years preceding the Closing. None of the Management Shareholders shall, directly or indirectly, make any such contact, either for the benefit of himself or for the benefit of any other person, firm, association or corporation, and shall not assist any such person, firm, association or corporation in any manner to make any such contact.

                           (c) NO EMPLOYMENT OR SOLICITATION OF EMPLOYEES AND
CONSULTANTS. For a period of three years (five years for Alfant) following the Closing (or, if this period shall be unenforceable by law, then for such shorter period as shall be enforceable), none of the Management Shareholders shall, directly or indirectly, solicit for employment or employ any full-time or part-time employee of IMR or Fusion or any of their Subsidiaries.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                             OF IMR AND THE COMPANY

         IMR and the Company represent and warrant to Fusion and the Fusion Shareholders as follows:

         Section 4.1 ORGANIZATION. Each of IMR and the Company is a corporation duly organized, validly existing, and with active status under the laws of Florida. Each of IMR and the Company has all requisite corporate power and authority and all necessary governmental approvals to own, lease, and operate its properties and to carry on its business as now being conducted except where the failure to be so organized, existing, and in good standing or to have such power, authority, and governmental approvals would not have a Material Adverse Effect on IMR and the Company taken as a whole. Each of IMR and the Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased, or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a Material Adverse Effect on IMR and the Company taken as a whole. The Company is an indirect wholly-owned Subsidiary of IMR.

         Section 4.2 ISSUANCE OF IMR COMMON STOCK. The Consideration Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, non-assessable and issued in compliance with applicable United States federal and state securities laws subject to the truth and accuracy of the representations made by the Fusion Shareholders in the Shareholder Certificates. The Consideration Shares are not subject to any right of first refusal or other restriction, and no other Person has any interest or right in the Consideration Shares.

         Section 4.3 AUTHORITY. IMR and the Company have the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery, and performance of this Agreement, and the consummation of the Acquisition and the other transactions contemplated by this Agreement, have been duly authorized by all necessary corporate action on the part of IMR and the Company and no other corporate proceedings on the part of IMR and the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions so contemplated. No filing, authorization or approval, governmental or otherwise, is necessary to enable IMR or the Company to enter into and perform their obligations under this Agreement (except relating to the registration rights contemplated by Article V). This Agreement has been duly executed and delivered by IMR and the Company and, assuming this Agreement constitutes a valid and binding obligation of Fusion and the Fusion Shareholders, constitutes a valid and binding obligation of each of IMR and the Company enforceable against them in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and to the rules of law governing specific performance, injunctive relief or other equitable remedies.

         Section 4.4 SEC REPORTS AND FINANCIAL STATEMENTS. (a) IMR has filed with the SEC, and has made available to Fusion complete copies of all forms, reports, schedules, statements, and other documents required to be filed by it since November 1996, under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "IMR SEC Documents"). As of their respective dates, the IMR SEC Documents (including, without limitation, any financial statements or schedules included therein) (i) were prepared in compliance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder and (ii) did not at the time of filing (or if amended, supplemented or superseded by a filing prior to the date hereof, on the date of that filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the IMR SEC Documents has been prepared in accordance with GAAP applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and each fairly presents the consolidated financial position of IMR and its Subsidiaries as of the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 4.5 INTERIM OPERATIONS OF THE COMPANY. The Company was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities, and has conducted its operations only as contemplated by this Agreement.

         Section 4.6 ACCOUNTING MATTERS. To the knowledge of IMR and the Company, neither IMR nor the Company nor any of their affiliates has taken or agreed to take any action that would affect the ability of IMR to account for the business combination to be effected by the Acquisition as a "pooling of interests."

         Section 4.7 CONSENTS AND APPROVALS: NO VIOLATIONS. Except as set forth in Schedule 4.7, and except for filings, permits, authorizations, consents, and approvals as may be required under, and other applicable requirements the Exchange Act, the Securities Act or the laws of other jurisdictions in which IMR or the Company is qualified to do or is doing business, neither the execution, delivery, or performance of this Agreement by IMR and the Company, nor the consummation by IMR and the Company of the transactions contemplated by this Agreement, nor compliance by IMR and the Company with any of the provisions of this Agreement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or the bylaws of IMR and the Company or of any of their Subsidiaries, (b) require any filing with, or authorization, consent, permit, or approval of, any Governmental Entity, except whether the failure to obtain such authorizations, consents, permits or approval or to make such filings, would not have a Material Adverse Effect on IMR and its Subsidiaries taken as a whole, (c) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement, or other instruments or obligations to which IMR or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (d) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to IMR, any of its Subsidiaries, or any of their properties or assets, except as they relate to (c) or (d), for violations, breaches, or defaults that would not, individually or in the aggregate, have a Material Adverse Effect on IMR and its Subsidiaries taken as a whole. The consummation of the Acquisition will not require the consent of any third party except where the failure to obtain such consent would not have a Material Adverse Effect, either individually or in the aggregate, upon any rights, licenses, franchises, leases, material obligations of third parties to IMR and the Company or material obligations of IMR and the Company to third parties, pursuant to the terms of any material contracts.

         Section 4.8 CAPITALIZATION. As of December 31, 1998, the authorized capital stock of IMR consists of (a) 100,000,000 shares of IMR Common Stock of which, approximately 30,000,000 shares were issued and outstanding, and (b) 10,000,000 shares of preferred stock, par value $.10 per share, of which, no shares were issued and outstanding. Since December 31, 1998, there have been no material issuances of IMR common stock except for issuances pursuant to IMR stock option plans or employee benefit plans and in connection with acquisitions. All of the outstanding shares of IMR's capital stock are, and all shares of the IMR Common Stock that are to be issued pursuant to the Acquisition are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive rights. As of December 31, 1998, there were no outstanding contractual obligations of IMR or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of capital stock of IMR or any of its Subsidiaries that would have a Material Adverse Effect on IMR and its Subsidiaries taken as a whole.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

         Section 5.1 RESTRICTED SHARES. (a) The parties to this Agreement acknowledge and agree that the shares of IMR Common Stock to be issued pursuant to Article II will not be registered under the Securities Act and therefore shall constitute "restricted securities" within the meaning of the Securities Act. Until such time as the holder thereof provides IMR with evidence reasonably satisfactory to IMR that the Consideration Shares may be transferred without registration or restriction, the certificates representing the Consideration Shares shall bear appropriate legends to identify the transfer of such privately placed shares as being restricted under the Securities Act, and subject to compliance with applicable state securities laws. It is acknowledged and understood that IMR is relying upon the representations made by each Fusion Shareholder in the Shareholder Certificates in connection with the issuance of IMR Common Stock to such shareholders.

         Section 5.2 DEMAND REGISTRATION RIGHTS. Notwithstanding the provisions of Section 5.1, the holders of 65% of the Consideration Shares (the " Registrable Shares") will be entitled to have IMR effect one demand registration of the Consideration Shares then owned of record by such shareholders (the "Requesting Shareholders") to the extent permitted by Section 5.3 and the applicable registration form. The request for such registration must be made in writing by holders owning 65% of the Registrable Shares and can be made during the period commencing on the one month anniversary of Closing and ending on the one year anniversary of Closing, and IMR shall diligently pursue the preparation of combined financial statements, including the preparation of any financial information with respect to Fusion, the completion of any audit of Fusion's books and records, and the restatement of any past financial statements according to GAAP as are required under SEC regulations in order to permit the registration of the Registrable Shares. IMR will use its reasonable commercial efforts to cause the Registrable Shares specified in the request to be registered as soon as practicable so as to permit the sale of such shares and IMR will promptly notify the Requesting Shareholder of a proposed registration. IMR will include in its registration the lesser of (a) the number of Registrable Shares specified in the Requesting Shareholder's registration request, or (b) 39% of the Registrable Shares. The Requesting Shareholders that request registration will have their Registrable Shares registered on a pro rata basis. If the registration will involve an underwritten distribution of IMR Common Stock by IMR (but not in the case of an underwritten distribution of securities other than IMR Common Stock), subject to the provisions of this paragraph and the following paragraph, (i) IMR shall include in the underwriting all the Registrable Shares that the Requesting Shareholder is entitled to include in the registration, (ii) the Requesting Shareholder shall sell the Registrable Shares through the underwriter or syndicate of underwriters selected by IMR, and (iii) the Requesting Shareholder shall enter into an underwriting agreement with the underwriter or syndicate of underwriters selected by IMR, which will provide (among other things) for IMR, the Requesting Shareholder, and each underwriter (and each person who controls each underwriter within the meaning of Section 15 of the Securities Act) to grant to each other (and to each person who controls each of them within the meaning of Section 15 of the Securities Act) reciprocal indemnification against Liabilities under the Securities Act, subject to such limitations as are appropriate to reflect the parties' respective interests in the underwriting.

         Section 5.3 CONDITIONS TO REGISTRATION. IMR's obligations under Section
5.2 to register any Registrable Shares owned by a Requesting Shareholder is subject to the following conditions:

                  (a) The Requesting Shareholder must provide to IMR all information, and take all action, IMR reasonably requests with reasonable advance notice, to enable it to comply with any applicable law or regulation or to prepare the registration statement that will cover the Registrable Shares that will be included in the registration;

                  (b) Before the filing of a registration statement pertaining to the registration, the Requesting Shareholder must deliver to IMR an agreement containing the following agreements and representations:

                           (i) The Requesting Shareholder shall furnish to IMR
all information, and take all action, IMR reasonably requests with reasonable advance notice, to enable it to comply with any applicable law, rule, regulation, or SEC pronouncement in connection with the registration;

                           (ii) All sales of the Registrable Shares included in
the registration will be made in a manner contemplated by the SEC's General Instructions for use of the applicable registration statement form;

                           (iii) The Requesting Shareholder promptly shall
notify IMR in writing when all the Registrable Shares included in the registration have been sold, and, if any of them are not sold before the 91st day after the effective date of the registration statement, the Requesting Shareholder promptly shall notify IMR of the number of Registrable Shares sold during the three-month period following the effective date of the registration and during each ensuing six-month period, until all the Registrable Shares included in the registration have been sold;

                           (iv) The Requesting Shareholders shall pay all sales
commissions and underwriting discounts relating to the Registrable Shares they sell;

                           (v) If during the effectiveness of the registration
statement for the registration, IMR notifies the Requesting Shareholder of the occurrence of any intervening event that, in the opinion of IMR's legal counsel, causes the prospectus included in the registration statement not to comply with the Securities Act, the Requesting Shareholder, promptly after receipt of IMR's notice, shall cease making any offers, sales, or other dispositions of the Registrable Shares included in the registration until the Requesting Shareholder receives from IMR copies of a new, amended, or supplemented prospectus complying with the Securities Act (which IMR agrees to provide as promptly as practicable);

                           (vi) If IMR is selling any IMR Common Stock for cash
consideration pursuant to the registration, the Requesting Shareholder shall sell those Registrable Shares that are included in the registration on the same terms (including the method of distribution) as those on which the other shares of IMR Common Stock included in the registration will be offered and sold; and

                           (vii) To the extent requested by IMR and the managing
underwriter of the offering to which the registration relates, the Requesting Shareholder shall not offer, sell, or otherwise transfer, for a reasonable period of time (to be determined by the underwriter, but not to exceed 180 days) after the effective date of the registration statement, any shares of IMR Common Stock that are owned by it and not included in the registration, except for any testamentary disposition or any gift of IMR Common Stock to a donee who agrees to be bound by this restriction.

                           (c) The inclusion of the Registrable Shares in the
registration must not violate any provisions of the Securities Act or the Exchange Act, any rules or regulations promulgated under the Securities Act or the Exchange Act.

                           (d) Notwithstanding the foregoing, if IMR shall
furnish to the Requesting Shareholders a certificate signed by a duly authorized officer of IMR stating that, in the good faith judgment of the board of directors of IMR, it would be seriously detrimental to IMR for such registration statement to be filed on or before the date such filing would be required, then IMR shall be entitled to postpone filing of the registration statement for up to 60 days; provided, however, that IMR shall be entitled to issue such a certificate only one time.

         Section 5.4 REGISTRATION PROCEDURES. IMR will keep each holder participating in any registration pursuant to this Agreement advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, IMR will:

                           (a) keep such registration continuously effective for
60 days or such reasonable period necessary to permit the holder or holders to complete the distribution described in the registration statement relating thereto, whichever is first to occur;

                           (b) promptly prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Sections 5.4(a);

                           (c) furnish such number of prospectus and other
documents incident thereto as a holder from time to time may reasonably request;

                           (d) use reasonable commercial efforts to obtain the
withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction, at the earliest possible moment;

                           (e) register or qualify such Registrable Shares for
offer and sale under the securities or blue sky laws of such United States jurisdictions as any holder or underwriter reasonably requests and keep such registration or qualification effective during the period set forth in Section 5.4(a); provided, however, IMR shall not be required to register or qualify if it would be required to generally qualify to do business in a jurisdiction it is not already so qualified.

                           (f) cause all Registrable Shares covered by such
registration to be listed on Nasdaq;

                           (g) enter into such customary agreements (including
underwriting agreements in customary form) in order to expedite or facilitate the disposition of such Registrable Shares; and

                           (h) notify each holder, at any time a prospectus
covered by such resignation statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         Section 5.5 POOLING OF INTERESTS. The parties expressly agree that, if any term or condition of this Agreement or the application of the same to any Person or circumstances preclude the use of the "pooling of interests" accounting treatment by IMR for U.S. accounting purposes in connection with this Agreement, then, (a) such term will be of no force and effect to the extent necessary to preserve the "pooling of interests" accounting treatment under this Agreement; and (b) in the event that any term or conditions of this Agreement is subject to different interpretation under Section 5.5(a):

                  (i) the remainder of the terms and conditions of this Agreement shall not be affected; and

                  (ii) in lieu of such term or condition, a new term or condition will be added to this Agreement in terms as similar as may be possible.

         Section 5.6 EXPENSES. Whether or not this Acquisition is consummated, IMR will bear all of its fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement. If this Acquisition is not consummated, Fusion will bear all of its fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement. If this Acquisition is consummated, IMR or Fusion will pay all reasonable fees, costs and expenses incurred by Fusion and the Fusion Shareholders in connection with this Agreement and the transactions contemplated by this Agreement up to a maximum of $1.45 million, subject to approval by IMR and Alfant, and any fees, costs or expenses of the Fusion Shareholders or Fusion in excess of $1.45 million will be paid by the Fusion Shareholders on a pro rata basis.

         Section 5.7 BROKERS OR FINDERS. Except as set forth on Exhibit 5.7, each of IMR, Fusion and the Fusion Shareholders represents, as to itself, its Subsidiaries, and its Affiliates, that no agent, broker, investment bankers, financial advisor, or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement and each of IMR, Fusion and the Fusion Shareholders agrees to indemnify and hold the other harmless from and against any and all claims, Liabilities, or obligations with respect to any other fees, commissions, or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

         Section 5.8 ADDITIONAL AGREEMENTS. If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Company with full title to the Fusion Stock or the Fusion Shareholders with full title to the Consideration Shares, the parties and their proper officers and directors and the Fusion Shareholders shall take all such necessary action.

         Section 5.9 CONFIDENTIALITY/NON-DISCLOSURE. Except for such disclosure to the parties' professional advisors as may be necessary or appropriate and such disclosure as may be required by court order or by any law or regulation to which a party is subject, or in order to defend litigation, the parties to this Agreement agree that they shall use all reasonable efforts to maintain in confidence the existence and terms of this Agreement and shall refrain from using any Confidential Information, except in connection with this Agreement. Upon any termination of this Agreement, each of the parties shall promptly deliver to the other parties all tangible embodiments (and all copies) of the Confidential Information of the other party which are in its possession.


                                   ARTICLE VI
                            INDEMNIFICATION; SURVIVAL

         Section 6.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Fusion and the Fusion Shareholders, and IMR and the Company contained in Article III and Article IV, as the case may be, of this Agreement shall survive the Closing and continue in full force and effect for a period of one year from the Closing Date, except for Adverse Consequences resulting from the breach of a representation or warranty due to the fraud of any party, which shall continue until the expiration of the applicable statutes of limitation.

         Section 6.2 INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF IMR. Subject to the limitations as set forth in this Article VI, if Fusion or any of the Fusion Shareholders breaches (or in the event any third party alleges facts that, if true, would mean Fusion or any of the Fusion Shareholders had breached) any of their representations, warranties, or covenants contained in this Agreement, and, IMR makes a written claim for indemnification against the Fusion Shareholders within the applicable survival period set forth in Section 6.1, then each Fusion Shareholder, jointly and severally up to the Fusion Shareholder Maximum Amount, agrees to indemnify IMR from and against any Adverse Consequences IMR may suffer through the date of the claim for indemnification until the end of any applicable survival period, resulting from, arising out of, or caused by the breach (or the alleged breach). Notwithstanding anything in this Section to the contrary, no Fusion Shareholder in compliance with Section 3.27 of this Agreement shall be liable for any breach of Section 3.27 by another Fusion Shareholder.

         Section 6.3 INDEMNIFICATION PROVISIONS FOR THE BENEFIT OF THE FUSION SHAREHOLDERS. Subject to the limitations set forth in this Article VI, if IMR or the Company breaches (or in the event any third party alleges facts that, if true, would mean IMR or the Company had breached) any of their representations, warranties or covenants contained in this Agreement and the Fusion Shareholders make a written claim for indemnification against IMR and the Company within the applicable survival period set forth in Section 6.1, then IMR up to the IMR Maximum Amount, agrees to indemnify the Fusion Shareholders from and against any Adverse Consequences the Fusion Shareholders may suffer through the date of the claim for indemnification until the end of any applicable survival period resulting from, arising out of or caused by the breach (or the alleged breach).

         Section 6.4 MATTERS INVOLVING THIRD PARTIES. (a) If any third party notifies IMR or the Fusion Shareholders (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against Fusion or the Fusion Shareholders on the one hand, or IMR on the other hand (the "Indemnifying Party") under this Article VI, then the Indemnified Party shall promptly (and in any event within ten business days after receiving notice of the Third Party Claim) notify the Indemnifying Party in writing; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation under this Agreement unless (and then solely to the extent) the Indemnifying Party is prejudiced.

                           (b) The Indemnifying Party will have the right to
defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim (or will defend under a reservation of rights), (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations under this Agreement, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interest of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                           (c) So long as the Indemnifying Party is conducting
the defense of the Third Party Claim in accordance with Section 6.4(b), (vi) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (vii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (viii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                           (d) In the event any of the conditions in Section
6.4(b) fail to be complied with, however, (ix) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from the Indemnifying Party), (x) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees an expenses), and (xi) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article VI.

         Section 6.5 DETERMINATION OF ADVERSE CONSEQUENCES. All claims for indemnification payments under this Article VI shall be made in good faith and although a claim may be made under the Agreement, no payments shall be made for the benefit of IMR until IMR has incurred actual out-of-pocket expenses.

         Section 6.6 OTHER INDEMNIFICATION PROVISIONS. Each of the Fusion Shareholders agrees that he will not make any claim for indemnification against Fusion by reason of the fact that he was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by IMR against Fusion (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

         Section 6.7 CERTAIN LIMITATIONS. Notwithstanding anything in this Agreement to the contrary, in no event shall any Fusion Shareholder have any obligation to indemnify IMR from or against any Adverse Consequences, or have any other obligation to IMR or any third party under this Agreement (a) in an amount exceeding the Fusion Shareholder's Maximum Amount or (b) until IMR has suffered Adverse Consequences by reason of all breaches (or alleged breaches) by the Fusion Shareholders that exceed, a threshold of $250,000. Notwithstanding anything in this Agreement to the contrary, in no event shall IMR have any obligation to indemnify the Fusion Shareholders from or against any Adverse Consequences, or have any other obligation to the Fusion Shareholders or any third party under this Agreement (a) in an amount exceeding the IMR Maximum Amount or (b) until the Fusion Shareholders have suffered Adverse Consequences by reason of all breaches (or alleged breaches) by IMR that exceed a threshold of $250,000. If in either case such $250,000 threshold is exceeded, then the claiming party shall be entitled to indemnification from the first dollar of Adverse Consequences.

                                   ARTICLE VII
                              ADDITIONAL DELIVERIES

         Section 7.1 ADDITIONAL DELIVERIES AT THE TIME OF EXECUTION OF THIS AGREEMENT. Each of the following agreements and other items has been delivered simultaneously with the execution of this Agreement:

                           (a) EMPLOYMENT AGREEMENTS. Alfant has entered into an
employment agreement in substantially the form set forth in Exhibit 7.1(a).

                           (b) CONSENTS UNDER FUSION OBLIGATIONS. Fusion has
delivered the consent or approval of any person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated by this Agreement except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect on IMR or Fusion.

                           (c) LEGAL OPINION. (i) IMR has received the legal
opinion of Yuasa & Hara, counsel to Fusion, in the form reasonably acceptable to IMR; and (ii) IMR has received the legal opinion of Morrison & Foerster LLP, in the form reasonably acceptable to IMR.

                           (d) LEGAL OPINION. (i) Fusion has received the legal
opinion of Holland & Knight LLP, counsel to IMR, in the form reasonably acceptable to Fusion;

and (ii) Fusion has received the legal opinion of Asahi Law Offices, counsel to IMR, in the form reasonably acceptable to Fusion.


                                  ARTICLE VIII
                          APPOINTMENT OF REPRESENTATIVE

         Section 8.1 APPOINTMENT; AUTHORITY. Each Fusion Shareholder irrevocably authorizes, directs and appoints Alfant to act as sole and exclusive agent, attorney-in-fact and representative of the Fusion Shareholders (the "Representative") in his discretion to (a) take any and all actions (including executing and delivering any documents or agreeing to make any payments, incurring any costs and expenses for the account of the Fusion Shareholders and making any and all determinations) which may be required or permitted by this Agreement to be taken by the Fusion Shareholders; (b) exercise such other rights, power and authority as are authorized, delegated and granted to the Representative under this Agreement; and (c) exercise such rights, power and authority as are incidental to the foregoing. Without limiting the foregoing, the Representative shall have the duty and authority on behalf of the Fusion Shareholders to do anything required of the Representative under this Agreement, including to: (i) determine and resolve any disputes that may arise under this Agreement, using his best efforts to resolve all such disputes by agreed settlement or arbitration; (ii) defend or prosecute any claim or right of the Fusion Shareholders under this Agreement arising out of or in connection with any breach by IMR and the Company of any of the terms and provisions of this Agreement; and (iii) select and retain legal counsel to assist him in interpreting and advising him with respect to his rights, authority and obligations (and those of the Fusion Shareholders) under this Agreement and, on behalf of the Fusion Shareholders, to select and retain legal counsel (and other professionals and experts) to assist them in the performance of their duties under this Agreement. Each Fusion Shareholder acknowledges and agrees that: (x) such Fusion Shareholder has entered into this Agreement and has appointed the Representative as agent of such Fusion Shareholder under this Agreement in consideration of each other Fusion Shareholder doing the same; (y) the agency created by this Agreement is intended to benefit all Fusion Shareholders; and
(z) the agency created by this Agreement is irrevocable and shall not be affected by the subsequent disability or incompetence of any of the Fusion Shareholders.

         Section 8.2 BINDING NATURE; NO INDEPENDENT ACTION. Any actions, exercises of rights, power or authority, and any decisions or determinations made by the Representative shall be absolutely and irrevocably binding on each Fusion Shareholder as if such Fusion Shareholder personally had taken such action, exercised such rights, power or authority or made such decision or determination in such Fusion Shareholder's own capacity. Notwithstanding any other provision of this Agreement, (a) each Fusion Shareholder irrevocably relinquishes its right to act independently and other than through the Representative with respect to any matter covered by or related to this Agreement (except with respect to the removal of the Representative or appointment of a successor Representative), and (b) no Fusion Shareholder shall have any right to institute any suit, action or proceeding against IMR and the Company with respect to any such matter, any such right being irrevocably and exclusively delegated to the Representative. The decisions, acts and instructions of the Representative shall be final, binding and conclusive upon each of the Fusion Shareholders for all purposes. IMR and the Company may rely upon any such decision, act or instruction of the Representative as being the decision, act or instruction of each and all of the Fusion Shareholders. Notices or communications to or from the Representative shall constitute notice to or from the Fusion Shareholders. IMR and the Company are relieved from any liability for any acts done by them in accordance with any such decision, act or instruction of the Representative.

         Section 8.3 ACCEPTANCE OF APPOINTMENT. Alfant acknowledges and accepts the foregoing authorization and appointment and agrees to serve as the Representative in accordance with this Agreement.

         Section 8.4 COMPENSATION, EXPENSES, ETC.. No bond shall be required of the Representative, and no Representative shall receive compensation for his service. All expenses incurred by the Representative in performing the duties assigned by this Agreement shall be borne as agreed by the Fusion Shareholders.

         Section 8.5 REPLACEMENT. In the event that Alfant shall resign or become unable to fulfill his duties under this Article VIII by reason of his death or disability, effective as of the date of death or disability, he shall be replaced by Kenneth A. Siegel, and the Fusion Shareholders irrevocably authorize, direct and appoint Kenneth A. Siegel as Representative, effective as of such date. IMR and the Company and the Fusion Shareholders shall be promptly notified by Kenneth A.Siegel in the event Alfant ceases to be Representative for any reason and Kenneth A. Siegel is appointed as successor Representative. In the event that Kenneth A. Siegel or any later successor resigns, declines or is unable to serve as Representative for any reason, or in the event that the Fusion Shareholders wish to replace the Representative prior to the expiration of the term of the Representative's duties set forth in Section 8.6, the Fusion Shareholders shall promptly designate a new Representative, which new Representative shall be subject to the reasonable consent of IMR. Any person who succeeds any Representative pursuant to this Agreement shall be required to sign an appropriate agreement adopting and agreeing to be bound by all applicable provisions of this Agreement, a copy of which shall be delivered to IMR.

         Section 8.6 TERMINATION OF DUTIES. The duties of the Representative shall terminate upon the first anniversary of the expiration of the representations and warranties of the Fusion Shareholders under Article III; provided, however, that if a dispute between the parties has been commenced and remains unresolved at that time, the duties of the Representative shall terminate upon the final resolution of all then pending disputes. If any person serving as Representative shall resign, be removed or become unable to fulfill his duties under this Agreement, the obligations of such person shall terminate upon the proper appointment or election of the successor Representative pursuant to Section 8.5.

                                   ARTICLE IX
                                  MISCELLANEOUS

         Section 9.1 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (if confirmed), or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                           (a)   If to IMR:

                                 IMRglobal Corp.
                                 26750 US Highway 19 North, Suite 500
                                 Clearwater, Florida 33761
                                 Attn: Vincent Addonisio, Senior Vice President
                                 Facsimile: 1-727-725-1257

                                 With a copy to:

                                 Dilip Patel, Esq.
                                 26750 US Highway 19 North, Suite 500
                                 Clearwater, Florida 33761
                                 Facsimile:  1-727-725-1257

                                         and

                                 Tetsuro Toriumi, Esq.
                                 Asahi Law Offices
                                 New ATT Building
                                 No. 11-7, Akasaka 2-chome
                                 Minato-ku, Tokyo 107-8485
                                 Facsimile:  81-3-3505-1333

                                         and

                                 Robert J. Grammig, Esq.
                                 Holland & Knight LLP
                                 400 North Ashley Drive
                                 Suite 2300
                                 Tampa, Florida 33602
                                 Facsimile:  1-813-229-0134

                           (b)   If to Fusion:

                                 Fusion System Japan Co., Ltd.
                                 c/o Bruce Pomer, Investment Banking Group
                                 Bank of America
                                 ARK Mori Building
                                 No. 12-32, Akasaka 1-chome
                                 Minato-ku, Tokyo 107-6034
                                 Facsimile:  81-3-3587-3452

                                 With a copy to:

                                 Kenneth A. Siegel, Esq.
                                 Morrison & Foerster LLP
                                 AIG Building, 7th Floor
                                 1-1-3 Marunouchi, Chiyoda-ku
                                 Tokyo 100, Japan
                                 Facsimile:  81-3-3214-6512

                           (c)   If to the Fusion Shareholders:

                                 Michael J. Alfant
                                 Fusion Systems Japan, Inc.
                                 Daiwa Naka-Meguro Building S-8F
                                 4-6-1 Naka-Meguro
                                 Meguro-ku, Tokyo 153-0061
                                 Facsimile:  81-3-5721-5784

         Section 9.2 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

         Section 9.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         Section 9.4 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES; RIGHTS OF OWNERSHIP. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. No third party beneficiaries are intended in connection with this Agreement.

         Section 9.5 GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of Japan, without reference to any conflict or choice or laws, rules or principles. All disputes arising out of or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in accordance with the said rules. The arbitration shall take place in Tokyo, Japan and be conducted in the English language.

         Section 9.6 PUBLICITY. Except as otherwise required by law or the rules of Nasdaq, for so long as this Agreement is in effect, neither Fusion, the Fusion Shareholders nor IMR shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

         Section 9.7 ASSIGNMENT. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Company may assign, in its sole discretion, any or all of its rights, interests, and obligations under this Agreement to IMR or to any direct or indirect wholly-owned Subsidiary of IMR. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the parties and their respective successors and assigns.

         Section 9.8 AMENDMENT. This Agreement may not be amended except by an instrument signed on behalf of each of the parties to this Agreement.

         Section 9.9 LANGUAGE. This Agreement (including Exhibits and Schedules) is made in the English language only. This Agreement may be translated for the purpose of convenience and for application for any approvals of any Governmental Entity. If there shall arise any conflict between the English version and any translation of this Agreement, the English version shall prevail.

         Section 9.10 MATERIALITY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Articles III and IV of this Agreement and the Shareholder's Certificate are deemed to be material and the party to whom said representations and warranties are made is entering into this Agreement relying on such representations and warranties.

         IN WITNESS WHEREOF, IMR, the Company, Fusion, and the Fusion Shareholders have caused this Agreement to be executed on the date first written above.

FUSION SYSTEM JAPAN CO., LTD.

By:  /s/ MICHAEL J. ALFANT
   -----------------------------------------
     Michael J. Alfant
     President


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, in his individual
capacity as a Fusion Shareholder


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Boris Umylny


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Raymond F. Ribble


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Ian L. Chun



 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Rajiv Trehan


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Pierre Gaboury


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Huw Rogers


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Gary Hyman


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Greg Tucker


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Kevin English


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Andrew Howells



 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Ian Gardner


 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Tony Fujii

 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Stephen F. Siegel



 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Kevin G. Weber



 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Marvin A. Wolfthal



 /s/ MICHAEL J. ALFANT
   -----------------------------------------
Michael J. Alfant, as attorney-in-fact for
Mami Alfant



IMRGLOBAL CORP.

By: /s/ VINCENT ADDONISIO
   ----------------------

Title: Senior Vice President
      ----------------------


IMR SUB AB CORP.

By: /s/ VINCENT ADDONISIO
    ---------------------

Title: President
      -------------------

                                                                     EXHIBIT 2.9

                          FUSION SYSTEM JAPAN CO., LTD.
                            SHAREHOLDERS CERTIFICATE

         The undersigned is aware that pursuant to a certain proposed Acquisition Agreement (the "Agreement"), to be entered into by and among IMRglobal Corp., formerly Information Management Resources, Inc., a Florida corporation ("IMR"), IMR Sub AB Corp., a Florida corporation and a wholly-owned subsidiary of IMR Holding Corp., which is a wholly-owned subsidiary of IMR (the "Company"), Fusion System Japan Co., Ltd., a Japanese corporation (Kabushiki Kaisha) ("Fusion"), Michael J. Alfant ("Alfant"), Boris Umylny ("Umylny"), Raymond F. Ribble ("Ribble"), Ian L. Chun ("Chun"), Rajiv Trehan ("Trehan"), Pierre Gaboury ("Gaboury"), Huw Rogers ("Rogers"), Gary Hyman ("Hyman"), Gregory Tucker ("Tucker"), Kevin English ("English"), Andrew Howells ("Howells"), Ian Gardner ("Gardner"), Tony Fujii ("Fujii"), Stephen F. Siegel ("Siegel"), Kevin
G. Weber ("Weber"), Marvin A. Wolfthal ("Wolfthal") and Mami Alfant ("Ma. Alfant") (collectively, Alfant, Umylny, Ribble, Chun, Trehan, Gaboury, Rogers, Hyman, Tucker, English, Howells, Gardner, Fujii, Siegel, Weber, Wolfthal and Ma. Alfant, are referred to as the "Fusion Shareholders"). Pursuant to the Agreement, the Company will acquire and the Fusion Shareholders will transfer all their outstanding shares of capital stock of Fusion ("Fusion Stock") (the "Acquisition"). Pursuant to the Acquisition, all of the issued and outstanding shares of Fusion Stock will be transferred to IMR in consideration for shares of unregistered common stock of IMR (the "IMR Common Stock"), all as provided in, and subject to the terms and conditions of, the Agreement. Unless otherwise indicated, capitalized terms not defined in this Certificate have the meanings set forth in the Agreement.

         The undersigned understands that the execution of this Certificate is a condition precedent to IMR's obligation to consummate the Acquisition and to the receipt of the shares of IMR Common Stock by the undersigned in connection with the Acquisition (pursuant to the terms and conditions of the Agreement). IMR will use the responses in this Certificate to determine whether the issuance of such shares of IMR Common Stock will meet the requirements of applicable United States federal and state securities laws.

         Your responses to the questions set forth in this Certificate and the representations you make in this Certificate will be kept confidential at all times. However, by signing this Certificate, you agree that IMR or Fusion may present this Certificate to such parties as it deems appropriate to establish the availability of exemptions from registration under federal and state securities laws. FAILURE TO COMPLETE THIS CERTIFICATE COULD RESULT IN THE NON-CONSUMMATION OF THE ACQUISITION. If the answer to any question below is "none" or "not applicable", please so indicate.

         Please COMPLETE, SIGN, DATE and FAX one copy of this Certificate no later than March 19, 1999 (with original to follow by mail) to the attention of Ken Siegel, Esq., Morrison

& Foerster LLP, AIG Building, 7th Floor, 1-1-3 Marunouchi, Chiyoda-ku, Tokyo 100-0005; facsimile number: (03) 3214-6512; telephone number: (03)3214-6522.

1.       BACKGROUND INFORMATION.

         1.1      SHAREHOLDER IDENTIFICATION.

                  (a)      Name of individual or entity:



                  (b) Address of principal place of business (or, if an individual, residence address):

                           ___________________________________
                           ___________________________________
                           ___________________________________
                           ___________________________________

                  (c)      Daytime Telephone Number:

                           ___________________________________


                  (d)      Evening Telephone Number:

                           ___________________________________


2. REPRESENTATIONS AS TO STATUS AS AN ACCREDITED INVESTOR.

         2.1 DEFINITION OF ACCREDITED INVESTOR. The undersigned understands that Rule 501 under Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), defines an "accredited investor" as, among other things, any natural person coming within any one of the following categories:

                           (a) Any natural person whose individual net worth, or
joint net worth with that person's spouse, at the time of his or her acquisition exceeds $1,000,000;

                           (b) Any natural person who had (i) an individual
income in excess of $200,000 in each of the two most recent years and who reasonably expects an income in excess of $200,000 in the current year or (ii) a joint income with that person's spouse in excess of $300,000 in each of the two most recent years and who reasonably expects a joint income in excess of $300,000 in the current year;

                  2.2      OTHER DEFINITIONS.

                           (a) NET WORTH DETERMINATION. For the purposes of
category 2.1(a), the term "net worth" means the excess of total assets over total liabilities. In computing net worth, the undersigned's principal residence must be valued either at (A) cost, including the cost of improvements, net of current encumbrances upon the property or (B) the appraised value of the property as determined upon a written appraisal used by an institutional lender making a loan to the individual secured by the property, including the cost of subsequent improvements, net of current encumbrances upon the property.

                           (b) INCOME DETERMINATION. In determining income, the
undersigned should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed, depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

                  2.3      REPRESENTATION AS TO STATUS AS AN ACCREDITED
                           INVESTOR.

                           (a) INSTRUCTIONS: Please indicate by checking the
appropriate box whether the undersigned is an accredited investor within the meaning of Regulation D, and if so by virtue of which of the above categories.

                  [ ] The undersigned hereby represents that the undersigned is an "accredited investor" within the meaning of Regulation D, and is included within the following accredited investor category or categories defined above (circle applicable categories):

                  2.1(a)            2.1(b)


                  [ ] The undersigned is not an "accredited investor" within the meaning of Regulation D, because the undersigned is not included in any of the above categories (a) or (b).

3. REPRESENTATIONS AS TO IDENTITY. The undersigned represents that he or she is an individual.


4.       INVESTMENT BACKGROUND.

         4.1 PRIVATE PLACEMENT EXEMPTION. The undersigned understands that an exemption from registration under the Securities Act and applicable state securities laws may still be available to IMR for the offer and sale of IMR Common Stock to shareholders of the Company that do not meet the "accredited investor" categories of Regulation D described above, provided that such shareholders possess certain investment experience.

                  1. INDIVIDUALS. Please provide the following information:

                           (a)      PERSONAL.

                                    Date of Birth:

                                    Social Security Number:

                           (b)      BUSINESS.

                                    Occupation:

                                    Number of Years:

                                    Present Employer:

                                    Position/Title:

                           (c)      RESIDENCE INFORMATION.

                                    (i) In the space provided below, list below
the state(s) in which you have maintained your principal residence during the past 3 years and the approximate dates that you resided in each such state.


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                                    (ii) Do you maintain a residence in any
other state? If yes, please list in which state(s).

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                           (d) EDUCATIONAL BACKGROUND.  In the space provided
below, please describe your educational background and degrees obtained, if any.

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________


                           (e) AFFILIATION. If you have any pre-existing
personal or business relationship with IMR or any of its officers, directors or controlling persons, please describe the nature and duration of such relationship.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________


                           (f) BUSINESS AND FINANCIAL EXPERIENCE. Do you believe
you have adequate business, financial and investment experience to evaluate the merits and risks associated with the merger and the capacity to protect your economic interests? Yes ___ No ___. If you marked "Yes", please describe in reasonable detail the nature and extent of your business, financial and investment experience that you believe gives you the capacity to evaluate the merits and risks associated with the Acquisition and the capacity to protect your economic interests.

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

                           (g) FINANCIAL ADVISORS. In evaluating your investment
decision in the Acquisition, will you be using the services of any investment advisors or investment representatives? If yes, please identify such person(s), providing the address and telephone number. If the person identified below is acting as your "acquisition representative" within the meaning of Rule 501(h) under Regulation D, by identifying such person below, you hereby acknowledge in writing for purposes of Rule 501(h)(3) under Regulation D that such person is assisting you in evaluating the risks and merits of your investment decision in connection with the Acquisition.


________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

5. SHAREHOLDER INVESTMENT REPRESENTATIONS. In connection with the undersigned's investment decision in connection with the Acquisition and the shares of IMR Common Stock to be received by the undersigned pursuant thereto, the undersigned hereby makes the investment representations set forth in this Section 5. THE UNDERSIGNED HEREBY EXPRESSLY ACKNOWLEDGES THAT IMR WILL BE RELYING ON THESE REPRESENTATIONS IN ESTABLISHING THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER SECTION 5 OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

         5.1 INVESTMENT. The IMR Common Stock to be issued to the undersigned pursuant to the Acquisition will be acquired for investment for the undersigned's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of the Securities Act, and the undersigned has no present intention of transferring, granting any participation in, or otherwise distributing the same. The undersigned represents that the entire legal and beneficial interest of the IMR Common Stock to be received in the Acquisition will be held for the undersigned's account only, and neither in whole or in part for any other person. By executing this Certificate, the undersigned further represents that the undersigned has no present contract, undertaking, agreement or arrangement with any person to transfer, transfer or grant participation to any third person, with respect to any of the IMR Common Stock to be received by the undersigned pursuant to the Acquisition.

         5.2 PRIVATE PLACEMENT EXEMPTION. The undersigned understands and acknowledges that the issuance of the IMR Common Stock pursuant to the Agreement is being effected on the basis that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the Securities Act (either pursuant to Rule 506 or otherwise) or Regulation D and Regulation S promulgated thereunder and that the IMR's reliance upon such exemptions is predicated in part upon the undersigned's representations made in this Certificate.

         5.3 EXPERIENCE; INVESTMENT ADVISORS; ACCESS TO INFORMATION. The undersigned further represents that such shareholder either acting alone or after consultation with his acquisition representative, legal advisor and tax advisor: (a) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's prospective investment in the shares of IMR Common Stock to be received by the undersigned in the Acquisition; (b) has received copies of IMR's Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "Commission") for the year ended December 31, 1997, IMR's Quarterly Reports on Form 10-Q filed with the Commission for the periods ending March 31, 1998, June 30, 1998, and September 30, 1998, IMR's Current Reports on Form 8-K filed with the Commission on May 28, 1998, July 29, 1998, and January 15, 1999, and IMR's proxy statement filed with the Commission on May 4, 1998; (c) has received all the information such shareholder has requested from IMR that such shareholder or its advisors considers necessary or appropriate in making the investment decision in connection with the Acquisition; (d) has the ability to bear the economic risks of the undersigned's prospective investment; and (e) is able, without materially impairing such shareholder's financial condition, to hold the IMR Common Stock for an indefinite period of time and to suffer complete loss of the investment.

         5.4 RESTRICTIVE LEGEND. Each certificate representing IMR Common Stock issued to the undersigned pursuant to the Acquisition and any shares issued or issuable in respect of any such IMR Common Stock upon any stock split, stock dividend, recapitalization, or similar event, shall be stamped or otherwise imprinted with legends in substantially the following form until such time as such IMR Common Stock is registered under the Securities Act or may otherwise be transferred without restriction pursuant thereto (in addition to any legend required under applicable state securities laws):

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION UNDER THE SECURITIES ACT.

         5.5 OTHER LEGENDS. The certificates evidencing the IMR Common Stock shall also bear any legend required pursuant to any state, local or foreign law governing such securities.

         5.6 NO REGISTRATION. The undersigned understands and acknowledges that the IMR Common Stock has not been registered under the Securities Act or any state securities act and the IMR Common Stock must be held indefinitely unless subsequently registered under the Securities Act and all applicable state security acts or an exemption from such registration is available.

         5.7 RESTRICTION ON TRANSFERS. The undersigned acknowledges that the IMR Common Stock shall not be transferable except upon the conditions specified in this Certificate.

         5.8 TRANSFER PROCEDURES AND REQUIREMENTS. Prior to any proposed transfer of any IMR Common Stock, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the undersigned shall give written notice to IMR of its intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if IMR so requests, be accompanied by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to IMR, addressed to IMR and reasonably satisfactory in form and substance to IMR's counsel, to the effect that the proposed transfer of IMR Common Stock may be effected without registration under the Securities Act, or (ii) a "no-action" letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such IMR Common Stock shall be entitled to transfer such shares of IMR Common Stock in accordance with the terms of the notice delivered by the holder to IMR. Each certificate evidencing the shares of IMR Common Stock transferred as above provided shall bear the appropriate restrictive legend set forth in Section 5.4 above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for IMR such legend is not required in order to establish compliance with any provisions of the Securities Act.

         5.9 RULE 144. The shares of IMR Common Stock to be received by the undersigned in the Acquisition constitute "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act. The undersigned is familiar with the provisions of Rule 144 which, in substance, currently permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof (or from an affiliate of such issuer) in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (i) a public trading market then exists for the IMR Common Stock, (ii) the availability of certain public information about IMR, (iii) the resale occurring not less than one year after the party has acquired, and made full payment for, within the meaning of Rule 144, the securities to be sold, and (iv) the sale being made through a broker in an unsolicited "broker transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable. The undersigned further understands that at the time the undersigned wishes to transfer shares of IMR Common Stock there may be no public market upon which to make such a sale, and that, even if such a public market then exists, IMR may not satisfy the current public information requirements of Rule 144, and that, in such event, the undersigned would be precluded from transferring the shares of IMR Common Stock received from IMR under Rule 144 even if the one year minimum holding period has been satisfied. The undersigned further understands that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with some other exemption from registration under the Securities Act would be required to transfer the shares of IMR Common Stock received from IMR. The undersigned further understands that he may be precluded from transferring shares of IMR Common Stock received from IMR if at the time of the desired sale he is in possession of material not-publicly available information concerning IMR.

         5.10 OWNERSHIP OF COMPANY COMMON STOCK. The undersigned is the sole record and beneficial owner of the Fusion Stock of the amount set forth next to his name on the signature page to this Certificate. Except as set forth in the Shareholders Agreement dated September 12, 1996 by and among Fusion Systems Japan, Inc. and the shareholders listed on the signature pages thereto, and as amended by the Waiver and Amendment No. 1 to the Shareholders Agreement dated as of November 18, 1997, which will terminate as of the Closing, such Fusion Stock is not subject to any claim, lien, pledge, charge, security interest or other encumbrance or to any rights of first refusal of any kind, and the undersigned has not granted any rights to acquire such shares to any other person or entity. The undersigned has the sole right to transfer such shares. Such shares constitute all of the Fusion Stock owned, beneficially or of record, by the undersigned.

         5.11 TAX MATTERS. The undersigned has had an opportunity to review with its own tax advisors the tax consequences to the undersigned of the Acquisition and the transactions contemplated by the Agreement. The undersigned understands that it must rely solely on its advisors and not on any statements or representations by IMR, the Company, Fusion or any of their attorneys, investment advisors, accountants or other agents with respect to tax matters.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ________, 1999.

_______________________________
Print Name of Shareholder

_______________________________
Signature of Authorized Signatory

_______________________________
Print Name of Authorized Signatory
(if signatory is representing an entity)

_______ Shares of Fusion Stock Beneficially Owned